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                                                                     EXHIBIT 8.1

             [LETTERHEAD OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP]



October 30, 2001

Anworth Mortgage Asset Corporation
1299 Ocean Avenue
2nd Floor
Santa Monica, California 90401

     Re: Registration Statement on Form S-2
         ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-2, Registration No. 333-71786, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") on October 17, 2001 (as thereafter amended to the date hereof and together with all exhibits thereto, the "Registration Statement"), relating to the offering and sale (the "Offering") of 13,000,000 shares of the Company's Common Stock (exclusive of 1,950,000 shares that may be sold pursuant to an overallotment option), par value $.01 per share (the "Common Stock"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

     In formulating our opinion herein, we have reviewed the Registration Statement and such certificates, including the officer's certificate from the Company dated the same date as this letter (the "Officer's Certificate"), records, and other documents, and statutes, rules, and regulations as we have deemed necessary or appropriate as a basis for the opinions set forth below. In conducting such review for purposes of rendering our opinions, we have not conducted an independent investigation of any of the facts set forth in the Registration Statement, the Officer's Certificate, or any other documents, records, or certificates, and have relied upon the Company's representations that the information presented in such documents, records, or certificates or otherwise furnished to us accurately represent and completely describe all material facts relevant to our opinions herein, and upon the authenticity of documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electric data transmission or which we obtained from the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR") and other sites on the internet, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have also relied upon the opinion of Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland, dated October 17, 2001, with respect to all matters of Maryland law.

     In rendering this opinion we have assumed that (i) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (ii) the Company has been and will continue to be

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            [LETTERHEAD OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP]

Anworth Mortgage Asset Corporation
October 30, 2001
Page 2

organized and operated in the manner described in the Officer's Certificate, the Registration Statement, and the other relevant documents referred to above, and
(iii) there will be no changes in the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the Treasury Department (the "Treasury Regulations"), and the interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist on the date of this letter. Any material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions.

     Based upon and subject to the foregoing, we are of the opinion that the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1998 through December 31, 2000, and the Company's contemplated method of operations, as described in the Registration Statement, will enable it to satisfy the requirements for such qualification for its taxable year ending December 31, 2001, and each taxable year thereafter.

     The Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for REIT qualification. We will not review such operating results and, accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements for REIT qualification or will be consistent with the representations made to us with respect thereto. Moreover, there can be no assurance that the courts or the IRS will agree with this opinion.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

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             [LETTERHEAD OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP]

Anworth Mortgage Asset Corporation
October 30, 2001
Page 3


     Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein, or under any other law. This opinion is intended for the exclusive use of the Company in connection with the Offering and may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Company or any other person of any subsequent changes in the matters stated, represented, or assumed herein or any subsequent changes in applicable law.



                             Respectfully submitted,

                             /s/ Allen Matkins Leck Gamble & Mallory LLP

                             Allen Matkins Leck Gamble & Mallory LLP